UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Exchange Agreement and Warrants

As previously disclosed, on March 20, 2017, Power Solutions International, Inc. (the “Company”) and Weichai America Corp. (“Weichai”) entered into a Share Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company issued and sold to Weichai, and Weichai subscribed for and purchased from the Company, 2,728,752 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and 2,385,624 shares of the Company’s series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”), which convert on a two to one basis into 4,771,248 shares of Common Stock. In addition, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company entered into and delivered to Weichai a stock purchase warrant exercisable for 4,055,709 shares of Common Stock, or such number of additional shares of Common Stock such that Weichai upon exercise will hold 51% of the shares of Common Stock then outstanding on terms and subject to adjustments provided therein (the “Weichai Warrant”). The Weichai Warrant also provided for it to be exercisable for shares of Series B Preferred Stock if approval by the stockholders of the Company of the transactions and agreements governed by the Purchase Agreement and certain other agreements entered in connection therewith (the “Specified Matters”) was not obtained by September 30, 2018, when the warrant becomes exercisable (the “Exercise Commencement Date”). Furthermore, pursuant to that certain Investor Rights Agreement, dated as of March 31, 2017, by and between the Company and Weichai (the “Investor Rights Agreement”), Weichai is restricted from acquiring shares of Common Stock in certain circumstances without first obtaining the approval of at least 75% of the members of the Company’s board of directors (the “Standstill Agreement”).

On November 30, 2017, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Weichai, pursuant to which (i) the 2,385,624 shares of Series B Preferred Stock were exchanged for 4,771,248 shares of Common Stock and (ii) the Weichai Warrant was amended (the “Restated Warrant”) to (a) provide that the Restated Warrant is exercisable for Common Stock without the requirement to obtain stockholder approval and is not exercisable for Series B Preferred Stock and (b) permit the Company to request the accelerated exercise of the Restated Warrant prior to the Exercise Commencement Date to the extent the Company requires additional financing for any reason (collectively, the “Exchange Transactions”). The Exchange Agreement also terminated that certain Stock Pledge Agreement, dated as of March 31, 2017, by and among Gary Winemaster, Kenneth Winemaster and Weichai.

Also on November 30, 2017, in connection with the Exchange Transactions, the Company, Weichai, Gary Winemaster and Kenneth Winemaster entered into a letter agreement, pursuant to which they waived certain provisions relating to voting in favor of the Specified Matters and the delivery of consents and proxies in connection therewith. In addition, the Company has waived compliance with the Standstill Agreement under the Investor Rights Agreement with respect to the Exchange Transactions, including approval of such waiver by a majority of the disinterested members of the Company’s board of directors pursuant to Delaware law.

The foregoing description of the Exchange Agreement and the Restated Warrant does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The obligation to redeem the Series B Preferred Stock under the Certificate of Designation of Series B Convertible Perpetual Preferred Stock (the “Certificate of Designation”) terminated upon the exchange of the Series B Preferred Stock for Common Stock pursuant to the Exchange Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K concerning the issuance of the 4,771,248 shares of Common Stock and the Restated Warrant is incorporated herein by reference. The foregoing securities were issued in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Exchange Agreement, by and among Power Solutions International, Inc. and Weichai America Corp., dated as of November 30, 2017.

10.2	Amended and Restated Warrant to Purchase Shares of Power Solutions International, Inc., dated as of November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Charles F. Avery, Jr.
Charles F. Avery, Jr.
Chief Financial Officer

Dated: December 5, 2017